Exhibit 3.2

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Amendment to	FILED # LLC13428-04
Articles of Organization	Jun 28 2004
(PURSUANT TO NRS 86.221)	THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1.               Name of limited-liability company:

155 EAST TROPICANA, LLC

2.               The company is managed by (check one):   ☐ managers    or     ☒ members

3.               The articles have been amended as follows (provide articles numbers, if available):*

Articles of Organization have been amended and restated to add a Purpose Article and Suitability of Members Article (for gaming license), see attached.

4.               Signature (must be signed by at least one manager or by a managing member).

MEMBER:

FLORIDA HOOTERS LLC,
a Nevada limited liability company

By:	Hooters Gaming LLC
a Nevada limited liability company, a member

	By:	Hooters Management Corporation,
a Florida corporation, its manager

		By:	/s/ Neil G. Kiefer
Neil G. Kiefer

*1)  If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or
“Limited” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C. ,” “LLC” or “LC.”  The word “Company” may be abbreviated as
“Co.”

 2)  If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 221 Amend 2003
Revised on: 10/20/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany
Restated Articles
(PURSUANT TO NRS)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of
Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.               Name of Nevada entity as last recorded in this office:

155 EAST TROPICANA, LLC

2.               The articles are being ☐Restated or ☒ Amended and Restated (check only one).  Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3.               Indicate what changes have been made by checking the appropriate box.*

☐

No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on                         . The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐	The entity name has been amended.

☐	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☐	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☒	Articles have been added.

☐	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

A Purpose Article and Suitability of Members Article (for gaming license) have been added to the Articles or Organization as required by Nevada law.

* This form is to accompany Restated Articles which contain newly altered or amended articles.  The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 221 Amend 2003
Revised on: 10/20/03

CERTIFICATE OF AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

155 EAST TROPICANA, LLC

The undersigned, being a member of 155 EAST TROPICANA, LLC, a Nevada limited liability company (the “Company”), does hereby certify as follows:

1.                                       The Articles of Organization of the Company were duly filed with the Secretary of State of the State of Nevada on June 17, 2004.

2.                                       The members have unanimously agreed to amend and restate the Articles of Organization of the Company as follows:

ARTICLE 1
NAME

The name of the Company is 155 EAST TROPICANA, LLC.

ARTICLE 2
RESIDENT AGENT

The Company’s resident agent for service of process shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101 or such other agent as the members shall appoint.

ARTICLE 3
PURPOSE

The character and general nature of the business to be conducted by the Company is to operate, manage, and conduct gaming in a gaming casino on or within the premises currently known as San Remo Las Vegas Casino Resort and located at 115 and 155 East Tropicana Avenue, Las Vegas, Nevada 89119.

ARTICLE 4
SUITABILITY OF MEMBERS

a.                                       Obligation of Company. If the Company receives a gaming license then there shall be certain restrictions on each Member (and manager, if any) regarding their conduct and business dealings. If the Company is so licensed, then notwithstanding anything to the contrary expressed or implied in this Agreement, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the “Commission”). If at any time the Commission finds that a Member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable Member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable Member: (a) To receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) To exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) To participate in the management of the business and affairs of the Company; or (d) To receive any remuneration in any form from the Company, for services rendered or otherwise.

b.                                      Obligation of Member. Any Member that is found unsuitable by the commission shall return all evidence of any ownership in the Company to the Company. Upon payment to the Member of his capital account pursuant to Section 463.5733 of the Act, the unsuitable Member shall no longer have any direct or indirect interest in the Company.

ARTICLE 5
MANAGEMENT

The business and affairs of the Company shall be managed by the members. The names and addresses of the members are:

Member:	Florida Hooters LLC

Address of Member:	107 Hampton Road, Suite 200 Clearwater, FL 33759

Member:	Eastern & Western Hotel Corporation

Address of Member:	115 East Tropicana Ave. Las Vegas, NV 89109

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The members may designate, by provision either in the operating agreement or in another writing, one or more persons, officers or employees of the Company, who may, in the name of the Company and in lieu of, or in addition to, the members, contract debts or liabilities, and sign contracts or agreements, and may authorize the use of facsimile signatures of any such persons.

ARTICLE 6

ORGANIZER

The name and address of the organizer, who is not a member or manager of the Company is as follows:

Elaine Shaddock

Lionel Sawyer & Collins

300 South Fourth Street - Suite 1700

Las Vegas, Nevada 89101

Dated as of this 24th day of June, 2004.

MEMBER:

FLORIDA HOOTERS LLC, a Nevada limited liability company

By:	Hooters Gaming LLC, a Nevada limited liability company, a member

	By:	Hooters Management Corporation a Florida corporation, its manager

		By:	/s/ Neil G. Kiefer
Neil G. Kiefer, President

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